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                                                               EXHIBIT 10.40

               ANNUAL CASH COMPENSATION OF EXECUTIVE OFFICERS

         Base Salaries and 2005 Bonus Payments. The executive officers of Stereotaxis, Inc. (the "Company") have their base salaries determined yearly by the Compensation Committee (the "Committee") of the Board of Directors. It is anticipated that such determinations will occur annually. The executive officers are all "at will" employees, and each have written employment agreements which are filed, as required, as exhibits to reports filed by the Company under the Securities Exchange Act of 1934. As previously reported on the Company's Form 8-K dated February 22, 2006 (filed February 28, 2006), the Compensation Committee on February 22, 2006 increased the annual salaries and awarded payments under the Company's 2005 bonus program (the "2005 Program") to the executive officers of the Company as set forth below. The bonuses are for efforts and services of these officers on behalf of the Company in 2005 pursuant to and consistent with the objective of the Company's bonus plan, as determined by the Committee. The bonus plan performance measures include operating and financial goals, including revenues, expenses, regulatory accomplishments, product development, and strategic initiatives. The salary increases provide for future services and for the benefits to the Company as a result of these services. The 2006 salaries and 2005 bonuses are summarized in the following table:

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                                                            2006 SALARY                       2005 CASH BONUS
                                                            -----------                       ---------------
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
Douglas Bruce                                                 $283,211                            $37,087
Senior Vice President, Research & Development
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Bevil Hogg                                                    $383,250                            $45,625
President & Chief Executive Officer
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Michael Kaminski                                              $302,747                            $36,041
Chief Operating Officer
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Ruchir Sehra                                                  $249,600                            $26,906
Chief Medical Officer
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James Stolze                                                  $297,413                            $35,406
Vice President & Chief Financial Officer
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Melissa Walker                                                $225,621                            $35,639
Vice President, Regulatory & Quality
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

         2006 Bonus Plan. In addition, on February 22, 2006, the Committee approved the Company's 2006 bonus program and underlying corporate goals for 2006. The purpose of the program is to reward employees for successful achievement of certain corporate goals and to provide a clear focus on the performance elements that are essential to the success of the Company and the increase in stockholder value.

         The Company intends to provide additional information regarding other compensation awarded to the named executive officers in respect of and during the 2005 fiscal year in the proxy statement for its 2006 annual meeting of shareholders, which is expected to be filed with the Securities and Exchange Commission in April 2006.